Exhibit 99.2

Fourth Quarter 2013 Results

February 11, 2014

Investor Presentation

2013 vs. 2012 P&L Summary – Fourth Quarter

Fourth Quarter

     2013 2013 2012 Non GAAP (a) Reported Reported

Revenue $ 4,058.1 $ 4,058.1 $ 3,944.5

EBITA (a) (b) 589.0 (c) 575.7 573.9

Margin % 14.5% (c) 14.2% 14.5%

Amortization of Intangibles 24.5 24.5 25.9

Operating Income (a) $ 564.5 (d) $ 551.2 $ 548.0

Margin % 13.9% (d) 13.6% 13.9%

(a) 2013 “Non GAAP” amounts are non-GAAP financial measures. To present the effect of the expenses incurred in connection with Omnicom’s proposed merger with Publicis Groupe SA (“Publicis”), these expenses, which are comprised primarily of professional fees, have been excluded from these amounts. See the 2013 “Reported” amounts on this page for the GAAP presentation and page 24 for the reconciliation of non-GAAP measures.

(b) EBITA is a non-GAAP financial measure. See page 33 for the definition of this measure and page 25 for the reconciliation of non-GAAP measures.

(c) 2013 “Non GAAP” EBITA has been adjusted to exclude the impact of $13.3 million of expenses related to Omnicom’s proposed merger with Publicis. The 2013 “Non GAAP” EBITA margin % reflects the impact of this adjustment.

(d) 2013 “Non GAAP” Operating Income has been adjusted to exclude the impact of $13.3 million of pre-tax expenses related to Omnicom’s proposed merger with Publicis. The 2013 “Non GAAP” Operating Income margin % reflects the impact of this adjustment.

February 11, 2014 1

2013 vs. 2012 P&L Summary – Fourth Quarter

Fourth Quarter

     2013 2013 2012 Non GAAP (a) Reported Reported

Operating Income (a) $ 564.5 (b) $ 551.2 $ 548.0

Net Interest Expense 39.8 39.8 40.3

Income Taxes (a) 176.3 (c) 176.3 137.3 (e)

Tax Rate % 33.6% (c) 34.5% 27.0%

Income from Equity Method Investments 5.4 (f) 5.4 (f) (26.8) (f) Noncontrolling Interests 40.0 40.0 36.5

Net Income - Omnicom Group (a) 313.8 (d) 300.5 307.1

(a) 2013 “Non GAAP” amounts are non-GAAP financial measures. To present the effect of the expenses incurred in connection with Omnicom’s proposed merger with Publicis, these expenses, which are comprised primarily of professional fees, and the associated impact on income taxes and net income have been excluded from these amounts. See the 2013 “Reported” amounts on this page for the GAAP presentation and page 24 for the reconciliation of non-GAAP measures.

(b) 2013 “Non GAAP” Operating Income has been adjusted to exclude the impact of $13.3 million of pre-tax expenses related to Omnicom’s proposed merger with Publicis. (c) The tax benefit on the expenses incurred during the fourth quarter related to Omnicom’s proposed merger with Publicis was negligible.

(d) 2013 “Non GAAP” Net Income – Omnicom Group has been adjusted to exclude the after-tax impact of the $13.3 million of expenses incurred related to Omnicom’s proposed merger with Publicis.

(e) In the fourth quarter of 2012, income tax expense was reduced by $53 million, primarily resulting from a reduction in the deferred tax liabilities for unremitted foreign earnings of certain of our operating companies located in the Asia Pacific region, as well as lower statutory tax rates in other foreign jurisdictions. In an effort to support our continued expansion and pursue operational efficiencies in the Asia Pacific region, we completed a legal reorganization in certain countries within the region. As a result of the reorganization, our unremitted foreign earnings in the effected countries are subject to lower effective tax rates as compared to the U.S. statutory tax rate. Therefore we recorded a reduction in our deferred tax liabilities to reflect the lower tax rate that these earnings are subject to. The reduction in income tax expense was partially offset by a charge of approximately $16 million resulting from U.S. state and local tax accruals recorded for uncertain tax positions, net of federal income tax benefits.

(f) In 2013 and 2012, we recorded a net impairment charge of $10.7 million and $29.2 million, respectively related to an equity method investment in Egypt.

February 11, 2014 2

2013 vs. 2012 Earnings Per Share – Fourth Quarter

Fourth Quarter

     2013 2013 2012 Non GAAP (a) Reported Reported Net Income - Omnicom Group (a) $ 313.8 (b) $ 300.5 $ 307.1

Net Income allocated to Participating Securities (a) (7.3) (c) (7.0) (7.2) Net Income available for common shares (a) $ 306.5 (d) $ 293.5 $ 299.9

Diluted Shares (millions) 260.6 260.6 266.0

EPS - Diluted(a) $ 1.18 (e) $ 1.13 $ 1.13

Dividend Declared per Share $ 0.40 $ 0.40 $ 0.30

(a) 2013 “Non GAAP” amounts are non-GAAP financial measures. To present the effect of the expenses incurred in connection with Omnicom’s proposed merger with Publicis, these expenses, which are comprised primarily of professional fees, and the associated impact on income taxes, net income and EPS have been excluded from these amounts. See the 2013 “Reported” amounts on this page for the GAAP presentation and page 24 for the reconciliation of non-GAAP measures.

(b) 2013 “Non GAAP” Net Income – Omnicom Group has been adjusted to exclude the after-tax impact of the $13.3 million of expenses incurred related to Omnicom’s proposed merger with Publicis.

(c) 2013 “Non GAAP” Net Income allocated to Participating Securities has been adjusted to exclude the participating securities share of the after-tax impact of the expenses related to Omnicom’s proposed merger with Publicis. This results in an increase of $0.3 million in the allocation for the period presented.

(d) 2013 “Non GAAP” Net Income available for common shares has been adjusted to exclude the after-tax impact to common shares of the expenses incurred related to Omnicom’s proposed merger with Publicis. This results in an increase of $13.0 million in the Net Income available for common shares for the period presented.

(e) 2013 “Non GAAP” EPS – Diluted has been adjusted to reflect the increase in Net Income available for common shares of $13.0 million from excluding the expenses incurred related to Omnicom’s proposed merger with Publicis. The increase in Net Income available for common shares results in an increase in EPS – Diluted of $0.05 per common share for the period presented.

February 11, 2014 3

2013 vs. 2012 P&L Summary – Full Year

Full Year

     2013 2013 2012 Non GAAP (a) Reported Reported

Revenue $ 14,584.5 $ 14,584.5 $ 14,219.4

EBITA (a) (b) 1,967.5 (c) 1,926.1 1,905.3

Margin % 13.5% (c) 13.2% 13.4%

Amortization of Intangibles 100.8 100.8 101.1

Operating Income (a) $ 1,866.7 (d) $ 1,825.3 $ 1,804.2

Margin % 12.8% (d) 12.5% 12.7%

(a) 2013 “Non GAAP" amounts are non-GAAP financial measures. These amounts exclude expenses incurred in connection with Omnicom’s proposed merger with Publicis, and are comprised primarily of professional fees. See the 2013 “Reported” amounts on this page for the GAAP presentation and page 24 for the reconciliation of non-GAAP measures.

(b) EBITA is a non-GAAP financial measure. See page 33 for the definition of this measure and page 25 for the reconciliation of non-GAAP measures.

(c) 2013 “Non GAAP” EBITA has been adjusted to exclude the impact of $41.4 million of expenses related to Omnicom’s proposed merger with Publicis. The 2013 “Non GAAP” EBITA margin % reflects the impact of this adjustment.

(d) 2013 “Non GAAP” Operating Income has been adjusted to exclude the impact of $41.4 million of pre-tax expenses related to Omnicom’s proposed merger with Publicis. The 2013 “Non GAAP” Operating Income margin % reflects the impact of this adjustment.

February 11, 2014 4

2013 vs. 2012 P&L Summary – Full Year

Full Year

     2013 2013 2012 Non GAAP (a) Reported Reported

Operating Income (a) $ 1,866.7 (b) $ 1,825.3 $ 1,804.2

Net Interest Expense 164.4 164.4 144.6

Income Taxes (a) 571.7 (c) 565.2 527.1 (e)

Tax Rate % 33.6% (c) 34.0% 31.8%

Income from Equity Method Investments 15.9 (f) 15.9 (f) (15.0) (f) Noncontrolling Interests 120.5 120.5 119.2

Net Income - Omnicom Group (a) 1,026.0 (d) 991.1 998.3

(a) 2013 “Non GAAP” amounts are non-GAAP financial measures. To present the effect of the expenses incurred in connection with Omnicom’s proposed merger with Publicis, these expenses, which are comprised primarily of professional fees, and the associated impact on income taxes and net income have been excluded from these amounts. See the 2013 “Reported” amounts on this page for the GAAP presentation and page 24 for the reconciliation of non-GAAP measures.

(b) 2013 “Non GAAP” Operating Income has been adjusted to exclude the impact of $41.4 million of pre-tax expenses related to Omnicom’s proposed merger with Publicis.

(c) 2013 “Non GAAP” Income Taxes and Tax Rate % have been adjusted to exclude the tax benefit of $6.5 million on the expenses incurred related to Omnicom’s proposed merger with Publicis.

(d) 2013 “Non GAAP” Net Income – Omnicom Group has been adjusted to exclude the after-tax impact of $34.9 million of expenses incurred related to Omnicom’s proposed merger with Publicis.

(e) In the fourth quarter of 2012, income tax expense was reduced by $53 million, primarily resulting from a reduction in the deferred tax liabilities for unremitted foreign earnings of certain of our operating companies located in the Asia Pacific region, as well as lower statutory tax rates in other foreign jurisdictions. In an effort to support our continued expansion and pursue operational efficiencies in the Asia Pacific region, we completed a legal reorganization in certain countries within the region. As a result of the reorganization, our unremitted foreign earnings in the effected countries are subject to lower effective tax rates as compared to the U.S. statutory tax rate. Therefore we recorded a reduction in our deferred tax liabilities to reflect the lower tax rate that these earnings are subject to. The reduction in income tax expense was partially offset by a charge of approximately $16 million resulting from U.S. state and local tax accruals recorded for uncertain tax positions, net of federal income tax benefits.

(f) In 2013 and 2012, we recorded a net impairment charge of $10.7 million and $29.2 million, respectively related to an equity method investment in Egypt.

February 11, 2014 5

2013 vs. 2012 Earnings Per Share – Full Year

Full Year

     2013 2013 2012 Non GAAP (a) Reported Reported Net Income - Omnicom Group (a) $ 1,026.0 (b) $ 991.1 $ 998.3

Net Income allocated to Participating Securities (a) (26.0) (c) (25.1) (22.5) Net Income available for common shares (a) $ 1,000.0 (d) $ 966.0 $ 975.8

Diluted Shares (millions) 260.4 260.4 270.0

EPS - Diluted(a) $ 3.84 (e) $ 3.71 $ 3.61

Dividend Declared per Share $ 1.60 $ 1.60 $ 1.20

(a) 2013 “Non GAAP” amounts are non-GAAP financial measures. To present the effect of the expenses incurred in connection with Omnicom’s proposed merger with Publicis, these expenses, which are comprised primarily of professional fees, and the associated impact on income taxes, net income and EPS have been excluded from these amounts. See the 2013 “Reported” amounts on this page for the GAAP presentation and page 24 for the reconciliation of non-GAAP measures.

(b) 2013 “Non GAAP” Net Income – Omnicom Group has been adjusted to exclude the after-tax impact of the $34.9 million of expenses incurred related to Omnicom’s proposed merger with Publicis.

(c) 2013 “Non GAAP” Net Income allocated to Participating Securities has been adjusted to exclude the participating securities share of the after-tax impact of the expenses related to Omnicom’s proposed merger with Publicis. This results in an increase of $0.9 million in the allocation for the period presented.

(d) 2013 “Non GAAP” Net Income available for common shares has been adjusted to exclude the after-tax impact to common shares of the expenses incurred related to Omnicom’s proposed merger with Publicis. This results in an increase of $34.0 million in the Net Income available for common shares for the period presented.

(e) 2013 “Non GAAP” EPS – Diluted has been adjusted to reflect the increase in Net Income available for common shares of $34.0 million from excluding the expenses incurred related to Omnicom’s proposed merger with Publicis. The increase in Net Income available for common shares results in an increase in EPS – Diluted of $0.13 per common share for the period presented.

February 11, 2014 6

2013 Total Revenue Change

Fourth Quarter Full Year

$ % $ %

Prior Period Revenue $ 3,944.5 $ 14,219.4

Foreign Exchange (FX) Impact (a) (24.4) -0.6% (84.3) -0.6%

Acquisition/Disposition Revenue (b) (28.6) -0.7% (51.7) -0.3%

Organic Revenue (c) 166.6 4.2% 501.1 3.5%

Current Period Revenue $ 4,058.1 2.9% $ 14,584.5 2.6%

(a) To calculate the FX impact, we first convert the current period’s local currency revenue using the average exchange rates from the equivalent prior period to arrive at constant currency revenue. The FX impact equals the difference between the current period revenue in U.S. dollars and the current period revenue in constant currency.

(b) Acquisition/Disposition revenue is the aggregate of the applicable prior period revenue of the acquired businesses. Netted against this number is the revenue of any business included in the prior period reported revenue that was disposed of subsequent to the prior period.

(c) Organic revenue is calculated by subtracting both the acquisition revenue and the FX impact from total revenue growth.

February 11, 2014 7

2013 Revenue by Discipline

Fourth Quarter Full Year

Specialty Specialty 6.9% 7.3% PR PR

8.4% 9.1%

Advertising Advertising 49.1% 48.3%

CRM

CRM

35.6%

35.3%

     % Organic % Organic $ Mix % Growth Growth (a) $ Mix % Growth Growth (a)

Advertising $ 1,992.4 2.6% 4.1% Advertising $ 7,048.3 3.6% 4.8% CRM 1,445.5 6.1% 6.8% CRM 5,144.0 1.3% 2.1% PR 340.8 -2.0% -3.7% PR 1,327.8 2.9% 1.5% Specialty 279.4 -4.7% 2.5% Specialty 1,064.4 2.0% 4.8%

(a) “Organic Growth” reflects the year-over-year increase or decrease in revenue from the prior period, excluding the FX Impact and Acquisition/Disposition Revenue, as defined on page 7.

February 11, 2014 8

2013 Revenue by Region

Fourth Quarter Full Year

     Latin Africa Latin Africa America MidEast America MidEast 3.2% 1.6% 3.0% 1.6%

     Asia Asia Pacific Pacific 10.8% 11.0%

North

     North America Europe America Europe 54.6% 28.6% 56.0% 29.6%

February 11, 2014 9

2013 Revenue by Region

Fourth Quarter Full Year

     % Organic % Organic $ Mix % Growth Growth (a) $ Mix % Growth Growth(a)

North America $ 2,213.7 1.5% 3.2% North America $ 8,159.7 2.7% 3.7% Europe 1,202.9 5.2% 2.6% Europe 4,168.5 3.0% 1.4% Asia Pacific 444.5 3.3% 10.1% Asia Pacific 1,580.0 1.4% 6.1% Latin America 131.0 7.8% 18.0% Latin America 437.4 1.4% 9.2% Africa Mid East 66.0 -3.3% 1.1% Africa Mid East 238.9 -0.2% 5.3%

(a) “Organic Growth” reflects the year-over-year increase or decrease in revenue from the prior period, excluding the FX Impact and Acquisition/Disposition Revenue, as defined on page 7.

February 11, 2014 10

2013 Revenue by Geography

Fourth Quarter Full Year

UK UK

     9.2% 9.1% Rest of Rest of World World 23.2% 23.0%

     Euro Euro Markets Markets 16.9% 16.0%

U.S. U.S. 50.7% 51.9%

February 11, 2014 11

2013 Revenue by Geography

Fourth Quarter Full Year

     $ Mix $ Growth % Growth $ Mix $ Growth % Growth United States $ 2,058.6 $ 32.0 1.6% United States $ 7,569.7 $ 206.0 2.8%

Organic 60.2 3.0% Organic 269.8 3.7%

Acquisition (28.2) -1.4% Acquisition (63.8) -0.9%

International $ 1,999.5 $ 81.6 4.3% International $ 7,014.8 $ 159.1 2.3%

Organic 106.4 5.6% Organic 231.3 3.4%

Acquisition (0.4) 0.0% Acquisition 12.1 0.1%

FX (24.4) -1.3% FX (84.3) -1.2%

     %Organic %Organic $ Mix %Growth Growth (a) $ Mix %Growth Growth(a)

United States $ 2,058.6 1.6% 3.0% United States $ 7,569.7 2.8% 3.7%

Euro Currency Markets 684.0 3.7% -0.6% Euro Currency Markets 2,333.7 0.9% -2.2%

United Kingdom 375.3 9.4% 8.7% United Kingdom 1,332.8 6.2% 6.6% Rest of World 940.2 2.7% 8.8% Rest of World 3,348.3 1.8% 6.0%

(a) “Organic Growth” reflects the year-over-year increase or decrease in revenue from the prior period, excluding the FX Impact and Acquisition/Disposition Revenue, as defined on page 7.

February 11, 2014 12

Revenue by Industry

Full Year – 2013 Full Year – 2012

Growth

T&E Auto T&E Auto Auto -1.9%

     6% 8% 6% 9% Telcom Telcom

     6% 6% Food & Beverage 3.9% Consumer Consumer Tech Products Tech Products Consumer Products 8.8%

9% 10% 9% 9%

     Financial Financial Financial Services -3.4% Services Services Retail Retail Pharma &

8% 8% 4.2%

7% 7% Healthcare

T&E 7.1%

     Food & Food & Pharma & Pharma & Beverage Beverage

Health Health Retail 7.7% 14% 13% 10% 10% Technology 5.3%

Other Other Telecom 2.6% 22% 23% Other Industries -1.5%

February 11, 2014 13

Cash Flow Performance

     Full Year 2013 2012

Net Income $ 1,111.6 $ 1,117.5

Depreciation and Amortization Expense 284.8 282.7

Share-Based Compensation Expense 86.3 80.8

Other Non-Cash Items to Reconcile to Net Cash Provided by Operating

(25.0) (54.9)

Activities, net

Free Cash Flow (a) $ 1,457.7 $ 1,426.1

Additional information regarding our cash flows can be found in our condensed cash flow statement on page 23.

(a) The Free Cash Flow amounts presented above are non-GAAP financial measures. See page 33 for the definition of these measures and page 26 for the reconciliation of the non-GAAP measures.

February 11, 2014 14

Cash Flow Performance

     Full Year 2013 2012

Free Cash Flow (a) $ 1,457.7 $ 1,426.1 Primary Uses of Cash:

Dividends (b) 318.4 397.8

Dividends paid to Noncontrolling Interest Shareholders 100.6 98.4

Capital Expenditures 212.0 226.3 Acquisitions and Payments for Additional Interest in Controlled Subsidiaries including Contingent Purchase Price Payments, net of 95.6 188.3 Proceeds from Sale of Investments Stock Repurchases, net 485.2 832.0

Primary Uses of Cash (a) 1,211.8 1,742.8 Net Free Cash Flow (a) $ 245.9 $ (316.7)

Additional information regarding our cash flows can be found in our condensed cash flow statement on page 23.

(a) The Free Cash Flow, Primary Uses of Cash and Net Free Cash Flow amounts presented above are non-GAAP financial measures. See page 33 for the definition of these measures and page 26 for the reconciliation of non-GAAP measures.

(b) In December 2012, the Company paid its fourth quarter dividend, which historically was paid during January. As a result, there were only three dividend payments in 2013 versus five dividend payments in 2012. However the dividends paid in 2013 reflect an increase in the quarterly dividend payment to 40 cents per share versus 30 cents per share in 2012.

February 11, 2014 15

Current Credit Picture

Full Year

2013 Reported 2012 Reported

EBITDA (a) $ 2,110.1 $ 2,086.9

Gross Interest Expense 197.2 179.7 EBITDA / Gross Interest Expense 10.7 x 11.6 x Total Debt / EBITDA 1.9 x 2.1 x Net Debt (b) / EBITDA 0.6 x 0.8 x

Debt

Bank Loans (Due Less Than 1 Year) $ 6 $ 6 CP & Borrowings Issued Under Revolver - -Convertible Notes (c) 253 660 Senior Notes (c) 3,750 3,750 Other Debt 31 39

Total Debt $ 4,040 $ 4,455

Cash and Short Term Investments 2,729 2,699

Net Debt (b) $ 1,311 $ 1,756

(a) EBITDA is a non-GAAP financial measure. See page 33 for the definition of this measure and page 25 for the reconciliation of non-GAAP measures. (b) Net Debt is a non-GAAP financial measure. See page 33 for the definition of this measure.

(c) See pages 20 and 21 for additional information on our Convertible Notes and Senior Notes.

February 11, 2014 16

Historical Returns

Return on Invested Capital (ROIC) (a) :

Twelve Months Ended December 31, 2013 18.1%

Twelve Months Ended December 31, 2012 18.6%

Return on Equity (b):

Twelve Months Ended December 31, 2013 28.1%

Twelve Months Ended December 31, 2012 28.7%

(a) Return on Invested Capital is After Tax Reported Operating Income (a non-GAAP measure – see page 33 for the definition of this measure and page 26 for the reconciliation of non-GAAP measures) divided by the average of Invested Capital at the beginning and the end of the period (book value of all long-term liabilities and short-term interest bearing debt plus shareholders’ equity less cash, cash equivalents and short term investments).

(b) Return on Equity is Reported Net Income for the given period divided by the average of shareholders’ equity at the beginning and end of the period.

February 11, 2014 17

Net Cash Returned to Shareholders through Dividends and Share Repurchases

Omnicom’s Revenues and Net Income has doubled since 2002(a). From 2002 through 2013, Omnicom distributed 98% of Net Income to shareholders through Dividends and Share Repurchases.

$12.0

     98% 99% $10.1 $10.0 95% $9.1

Billions 94% $8.1 $8.0 84% $7.1 93% $6.3

In

     93% $5.5 7.3 $ $6.0 6.8

90% $4.5

     74% 5.9 $3.6 5.1 $4.0

     61% $2.7 4.0 51% 4.0 85% $1.9 3.2 $2.0 $1.2 2.4 $0.6 1.4 2.3 2.6 0.7 1.6 1.9 1.0 1.2 1.4 0.5 0.6 0.8

02 03 04 05 06 07 08 09 10 11 12 13 Cumulative Cost of Net Shares Repurchased - Payments for repurchases of common stock less proceeds from stock plans. Cumulative Dividends Paid Cumulative Net Income - Omnicom Group Inc.

% of Cumulative Net Income Returned to Shareholders - Cumulative Dividends Paid plus Cumulative Cost of Net Shares Repurchased divided by Cumulative Net Income.

(a) Omnicom Revenue increased from $6.9 billion to $14.6 billion and Net Income increased from $456 million to $991 million in 2002 and 2013, respectively.

February 11, 2014 18

Supplemental Financial Information

February 11, 2014 19

Omnicom Debt Structure

Bank Loans $6

     2032 Convert $253

2016 Senior Notes $1,000

2022 Senior Notes $1,250

2019 Senior Notes $500

2020 Senior Notes $1,000

The above chart sets forth Omnicom’s debt outstanding at December 31, 2013. The amounts reflected above for the 2016, 2019, 2020 and 2022 Senior Notes represent the principal amount of these notes at maturity on April 15, 2016, July 15, 2019, August 15, 2020 and May 1, 2022, respectively.

February 11, 2014 20

Omnicom Debt Maturity Profile

     2022 Senior Notes $1,250

     2016 2020 Senior Notes Senior Notes $1,000

$750

     2019 Senior Notes $500

     2032 Convert $250

     Other Borrowings $0

Our 2032 Convertible Notes are putable on July 31, 2014 and annually in July thereafter until maturity.

Other borrowings at December 31, 2013 include short-term borrowings of $6 million which are due in less than one year. For purposes of this presentation we have included these borrowings as outstanding through October 2016, the date of expiration of our five-year credit facility.

February 11, 2014 21

2013 Acquisition Related Expenditures

Full Year

Acquisitions of Businesses and Affiliates (a) $ 18.3 Additional Interest in Controlled Subsidiaries (b) 8.9 Earn-outs on acquisitions completed prior to January 1, 2009 (c) 14.5 Earn-outs on acquisitions completed after January 1, 2009 (c) 70.5

Total Acquisition Expenditures(d) $ 112.2

(a) Includes acquisitions of a majority interest in agencies resulting in their consolidation, including additional interest in existing affiliate agencies resulting in majority ownership. (b) Includes the acquisition of additional equity interests in already consolidated subsidiary agencies which are recorded to Equity – Noncontrolling Interest.

(c) Includes additional consideration paid for acquisitions completed in prior periods. (d) Total Acquisition Expenditures figure is net of cash acquired.

February 11, 2014 22

Condensed Cash Flow

     Full Year 2013 2012 Net Income $ 1,111.6 $ 1,117.5

Share-Based Compensation Expense 86.3 80.8 Depreciation and Amortization 284.8 282.7 Gain on Remeasurement of Equity Interest in Affiliates (1.6) (2.1) Impairment Charge on Equity Interest in Egyptian Affiliate, net 10.7 29.2 Other Non-Cash Items to Reconcile to Net Cash Provided by Operating Activities, net (34.1) (82.0) Changes in Operating Capital 351.3 25.2

Net Cash Provided By Operating Activities 1,809.0 1,451.3

Capital Expenditures (212.0) (226.3) Acquisitions, net of Proceeds from Sale of Investments (16.2) (124.1)

Net Cash Used in Investing Activities (228.2) (350.4)

Dividends (318.4) (397.8)

Dividends paid to Noncontrolling Interest Shareholders (100.6) (98.4) Repayment of Convertible Debt (406.7) -Proceeds from Short-term & Long-term Debt, net (0.4) 1,269.9 Stock Repurchases, net of Proceeds from Stock Plans and Excess Tax Benefit from Stock Plans (485.2) (832.0) Payments for Additional Interest in Controlled Subsidiaries (8.9) (32.0) Contingent Purchase Price Payments (70.5) (32.2) Other Financing Activities, net (29.1) (97.6)

Net Cash Used in Financing Activities (1,419.8) (220.1) Effect of exchange rate changes on cash and cash equivalents (128.8) 16.3 Net Increase in Cash and Cash Equivalents $ 32.2 $ 897.1

February 11, 2014 23

Reconciliation of Non-GAAP Measures

Fourth Quarter

     2013 Merger 2013 Reported Expenses Non GAAP

EBITA $ 575.7 $ 13.3 $ 589.0

Operating Income 551.2 13.3 564.5 Income Tax Expense 176.3 - 176.3 Net Income - Omnicom Group Inc. 300.5 13.3 313.8 Net Income allocated to participating securities 7.0 0.3 7.3 Net Income available for common shares 293.5 13.0 306.5

EPS - Diluted $ 1.13 $ 0.05 $ 1.18

Full Year

     2013 Merger 2013 Reported Expenses Non GAAP

EBITA $ 1,926.1 $ 41.4 $ 1,967.5 Operating Income 1,825.3 41.4 1,866.7

Income Tax Expense 565.2 6.5 571.7 Net Income - Omnicom Group Inc. 991.1 34.9 1,026.0 Net Income allocated to participating securities 25.1 0.9 26.0 Net Income available for common shares 966.0 34.0 1,000.0

EPS - Diluted $ 3.71 $ 0.13 $ 3.84

The above table reconciles our reported 2013 results to the "2013 Non GAAP" amounts, which are non-GAAP financial measures. These measures exclude expenses incurred in connection with Omnicom’s proposed merger with Publicis Groupe, S.A., and are comprised primarily of professional fees. We believe that investors should consider the "Non GAAP" measures as they are indicative of our ongoing performance and reflect how management evaluates our operational results. Non-GAAP financial measures should not be considered in isolation from or as a substitute for financial information presented in compliance with U.S. GAAP. Non-GAAP financial measures reported by us may not be comparable to similarly titled amounts reported by other companies.

February 11, 2014 24

Reconciliation of Non-GAAP Measures

	3 Months Ended December 31		Full Year	
	2013 Reported	2012 Reported	2013 Reported	2012 Reported
Revenue	$ 4,058.1	$ 3,944.5	$ 14,584.5	$ 14,219.4
Operating Expenses, excluding Depreciation and Amortization	3,434.9	3,324.4	12,474.4	12,132.5
EBITDA	623.2	620.1	2,110.1	2,086.9
Depreciation	47.5	46.2	184.0	181.6
Add: Acquisition Expenses	13.3	-	41.4	-
EBITA excluding acquisition expenses	589.0	573.9	1,967.5	1,905.3
Acquisition Expenses	13.3	-	41.4	-
EBITA	575.7	573.9	1,926.1	1,905.3
Amortization of Intangibles	24.5	25.9	100.8	101.1
Operating Income	551.2	548.0	1,825.3	1,804.2
Net Interest Expense	39.8	40.3	164.4	144.6
Income Before Tax	511.4	507.7	1,660.9	1,659.6
Taxes	176.3	137.3	565.2	527.1
Income from Equity Method Investments	5.4	(26.8)	15.9	(15.0)
Net Income	340.5	343.6	1,111.6	1,117.5
Less: Net Income Attributed to Noncontrolling Interests	40.0	36.5	120.5	119.2
Net Income - Omnicom Group	$ 300.5	$ 307.1	$ 991.1	$ 998.3

The above reconciles EBITDA & EBITA, excluding merger expenditures and EBITA to the GAAP financial measures for the periods presented.

EBITDA, EBITA and EBITA excluding acquisition expenses incurred primarily in connection with Omnicom's proposed merger with Publicis are non-GAAP financial measures within the meaning of applicable SEC rules and regulations. Our credit facility defines EBITDA as earnings before deducting interest expense, income taxes, depreciation and amortization. Our credit facility uses EBITDA to measure our compliance with covenants, such as interest coverage and leverage ratios, as presented on page 16 of this presentation.

OmnicomGroup February 11, 2014 25

Reconciliation of Non-GAAP Measures

     Full Year 2013 2012 Net Free Cash Flow $ 245.9 $ (316.7) Cash Flow items excluded from Net Free Cash Flow:

Changes in Operating Capital 351.3 25.2 Repayment of Convertible Debt (406.7) -Proceeds from Short-term & Long-term Debt, net (0.4) 1,269.9 Other Financing Activities, net (29.1) (97.6) Effect of exchange rate changes on cash and cash equivalents (128.8) 16.3

Net (Decrease)/Increase in Cash and Cash Equivalents $ 32.2 $ 897.1

     Full Year 2013 2012 Reported Operating Income $ 1,825.3 $ 1,804.2

Effective Tax Rate for the applicable period 34.0% 31.8% Income Taxes on Reported Operating Income 620.6 573.7

After Tax Reported Operating Income $ 1,204.7 $ 1,230.5

February 11, 2014 26

Supplemental Information

     Fourth Quarter Full Year 2013 2012 2013 2012

% %

Reported Reported Reported Reported

Operating expenses:

Salary and service costs $ 2,991.1 $ 2,895.5 3.3% $ 10,724.4 $ 10,406.8 3.1%

Office and general expenses:

Amortization of Intangibles 24.5 25.9 100.8 101.1

Depreciation 47.5 46.2 184.0 181.6

Merger expenses (a) 13.3 - 41.4 -

Other office and general expenses 430.5 428.9 0.4% 1,708.6 1,725.7 -1.0% Total office and general expenses 515.8 501.0 2,034.8 2,008.4

Total operating expenses $ 3,506.9 $ 3,396.5 3.3% $ 12,759.2 $ 12,415.2 2.8%

Net Interest expense:

Interest expense $ 48.5 $ 49.4 $ 197.2 $ 179.7

Interest income 8.7 9.1 32.8 35.1

Net Interest expense $ 39.8 $ 40.3 -1.2% $ 164.4 $ 144.6 13.7%

(a) Merger expenses relate to costs incurred in connection with Omnicom’s proposed merger with Publicis Groupe, S.A. and are comprised primarily of professional fees.

February 11, 2014 27

Fourth Quarter Acquisitions

Established in 2005, ICON Singapore was the largest independently owned public relations consultancy in the Singapore market.

ICON Singapore offers clients strategic counsel in the areas of corporate communications, marketing communications, media relations, social media, and issues and crisis management. ICON Singapore has built a strong portfolio of blue-chip multinational clients, including some of the world’s most respected companies and brands.

Given the strong reputation of the brand in the region, ICON Singapore will be re-branded Ketchum ICON and will operate as part of the Ketchum Public Relations division within the Diversified Agency Services network.

February 11, 2014 28

Fourth Quarter Acquisitions

Redhanded Communications Group is an integrated marketing and communications agency, specializing in messaging for Rural and Regional Australia. Focusing on agribusiness, food and health related industries, Redhanded has been delivering stand out creative advertising, as well as Digital, Media and Research in this dynamic sector.

Redhanded Communications Group is located in Richmond, Australia and will operate as part of the Clemenger Group within the BBDO Worldwide network.

February 11, 2014 29

Fourth Quarter Acquisitions

HMNS Being provides integrated creative services to its clients, including advertising, digital and design, focused in particular on corporate brands activities.

With offices in Rome and Milan, Italy, HMNS Being will be part of the TBWA\Worldwide network.

February 11, 2014 30

Fourth Quarter Acquisitions

OPENCO is a full service, integrated communication agency founded in 2008 and servicing clients across the African continent. OPENCO’s media-agnostic approach is supported by a core service offering encompassing strategy development, brand development, digital engagement and activation.

OPENCO is located in Johannesburg, and will be a part of the TBWA\South Africa group within the TBWA\Worldwide network.

February 11, 2014 31

Fourth Quarter Acquisitions

Mercury Public Affairs has acquired a controlling interest in Nunez LLC, a government consultancy agency.

Nunez provides strategic consulting services for corporate, non-profit, trade and advocacy groups at the intersection of media, politics and government. Agency services include public affairs campaigns and government relations consulting.

With offices in Sacramento and Los Angeles, California, Nunez will operate under the Mercury Public Affairs division within the Diversified Agency Services network.

February 11, 2014 32

The preceding materials have been prepared for use in the February 11, 2014 conference call on Omnicom’s results of operations for the period ended December 31, 2013. The call will be archived on the Internet at http://www.omnicomgroup.com/financialwebcasts.

Forward-Looking Statements

This presentation contains forward-looking statements (including within the meaning of the Private Securities Litigation Reform Act of 1995) concerning the Company, Publicis, Publicis Omnicom Group, the proposed Business Combination and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of the Company as well as assumptions made by, and information currently available to, such management. Forward-looking statements may be accompanied by words such as “aim,” “anticipate,” “believe,” “plan,” “could,” “would,” “should,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “will,” “possible,” “potential,” “predict,” “project” or similar words, phrases or expressions. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the parties’ control. Therefore, you should not place undue reliance on such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include failure to obtain applicable regulatory or shareholder approvals in a timely manner or otherwise; potential delays in the initiation or completion of the process to register the pending transaction with the Securities and Exchange Commission (the “SEC”) and certain European securities regulators and commence solicitation of proxies in connection with shareholder approval; failure to satisfy other closing conditions to the proposed transactions; resolution of open issues, complexities and challenges relating to the merger of Omnicom and Publicis in a timely manner as necessary to consummate the pending transaction; risks that the new businesses, financial reporting systems, operations and management will not be integrated successfully or that the combined companies will not realize estimated cost savings, value of certain tax assets, synergies and growth or that such benefits may take longer to realize than expected; failure to realize anticipated benefits of the combined operations; risks relating to unanticipated costs of integration; losses on media purchases and production costs incurred on behalf of clients; reductions in client spending, a slowdown in client payments and changes in client communication requirements; failure to manage potential conflicts of interest between or among clients; unanticipated changes relating to competitive factors in the advertising and marketing industries; ability to hire and retain key personnel; ability to successfully integrate the companies’ businesses; the potential impact of announcement or consummation of the proposed transactions on relationships with third parties, including clients, employees and competitors; ability to attract new clients and retain existing clients in the manner anticipated; reliance on and integration of information technology systems; changes in legislation or governmental regulations affecting the companies; international, national or local economic, social or political conditions that could adversely affect the companies or their clients; conditions in the credit markets; risks associated with assumptions the parties make in connection with the parties’ critical accounting estimates and legal proceedings; and the parties’ international operations, which are subject to the risks of currency fluctuations and foreign exchange controls. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the parties’ businesses, including those described in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the SEC. Except as required under applicable law, the Company does not assume any obligation to update these forward-looking statements.

Non-GAAP Financial Measures

We present financial measures determined in accordance with generally accepted accounting principles in the United States (“GAAP”) and adjustments to the GAAP presentation (“Non-GAAP”), which we believe are meaningful for understanding our performance. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP. Non-GAAP financial measures as reported by us may not be comparable to similarly titled amounts reported by other companies. We provide a reconciliation of non-GAAP measures to the comparable GAAP measures on pages 24, 25 and 26.

The non-GAAP measures used in this presentation include the following:

2013 Non GAAP figures. These amounts exclude expenses incurred (and the associated impact on income taxes and net income) in connection with Omnicom’s proposed merger with Publicis, and are comprised primarily of professional fees. We believe that this “Non GAAP” presentation allows for a more meaningful understanding of our performance.

Net Free Cash Flow, defined as Free Cash Flow (defined below) less the Primary Uses of Cash (defined below). Net Free Cash Flow is one of the metrics used by us to assess our sources and uses of cash and was derived from our consolidated statements of cash flows. We believe that this presentation is meaningful for understanding our primary sources and primary uses of that cash flow. Free Cash Flow, defined as net income plus depreciation, amortization, share based compensation expense less other non-cash items to reconcile to net cash provided by operating activities. Primary Uses of Cash, defined as dividends to common shareholders, dividends paid to non-controlling interest shareholders, capital expenditures, cash paid on acquisitions, payments for additional interest in controlled subsidiaries and stock repurchases, net of the proceeds and excess tax benefit from our stock plans, and excludes changes in working capital and other investing and financing activities, including commercial paper issuances and redemptions used to fund working capital changes.

EBITDA, defined as operating income before interest, taxes, depreciation and amortization. We believe EBITDA is meaningful because the financial covenants in our credit facilities are based on EBITDA.

EBITA, defined as operating income before interest, taxes and amortization. We use EBITA as an additional operating performance measure, which excludes acquisition-related amortization expense, because we believe that EBITA is a useful measure to evaluate the performance of our businesses.

Net Debt, defined as total debt less cash, cash equivalents and short-term investments. We believe net debt, together with the comparable GAAP measures, reflects one of the metrics used by us to assess our cash management.

After Tax Reported Operating Income, defined as reported operating income less income taxes calculated using the effective tax rate for the applicable period.

Other Information

All dollar amounts are in millions except for per share amounts and figures shown on pages 3, 6 and 24. The information contained in this document has not been audited, although some data has been derived from Omnicom’s historical financial statements, including its audited financial statements. In addition, industry, operational and other non-financial data contained in this document have been derived from sources that we believe to be reliable, but we have not independently verified such information, and we do not, nor does any other person, assume responsibility for the accuracy or completeness of that information. Certain amounts in prior periods have been reclassified to conform to our current presentation.

The inclusion of information in this presentation does not mean that such information is material or that disclosure of such information is required.

February 11, 2014 33